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                           THE NEW GERMANY FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

                   PHILLIP GOLDSTEIN
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Opportunity Partners L.P., 60 Heritage Drive, Pleasantville, NY
10570
(914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

			June 8, 2006

DON?T FALL FOR MANAGEMENT?S SCARE TACTICS

Deutsche Investment Management (?Deutsche?), the manager of The New Germany Fund would like you to believe that you will be giving up ?continued long term investment gains? of 50% per year if the Fund open-ends. That is nonsense. First of all, you can hold your shares of any open-end fund as long as you want. Second, just because German small cap stocks have performed well recently does not mean the good times will last forever. Management seems to have forgotten that the Fund?s market price declined a staggering 65% between 2000 and 2002 but we haven?t ? and there is no guarantee it will not happen again.

Nobody knows what the future will bring. However, we agree with management that the best gauge of what to expect in the future is to look at the Fund?s long-term performance. Yet management never actually says what it is. The secret is now out -- 4.17% per year over more than 16 years! Management calls that ?outstanding? performance. Add in extreme volatility, e.g., back-to-back years in which the market price declined more than 30% each year and you might think of another word to characterize the Fund?s long-term performance.

In any event, one thing that is certain is that whether the market goes up or down, open-ending permanently eliminates the discount and that benefits all shareholders. However, open-ending also means lower management fees for Deutsche Investment Management (?Deutsche?), the Fund?s investment manager. That is why Deutsche is spending so much of your money to bombard shareholders with letters and phone calls laced with hyperbolic warnings of disaster if the Fund open-ends.

Ultimately, your choice is a simple one. If you care about preserving Deutsche?s management fees, you should vote for management and hope Deutsche can deliver on its promise of ?continued long term investment gains? of 50% per year. On the other hand, if you are realists like us and you want the certainty of permanently eliminating the discount, you need to vote the GREEN proxy card now at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today. Thank you.

							Very truly yours,


      Phillip Goldstein
      Fellow GF Shareholder